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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT: December 21, 2001
(Date of earliest event reported)

GILEAD SCIENCES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	0-19731 (Commission File Number)	94-3047598 (I.R.S. Employer Identification No.)
333 LAKESIDE DRIVE, FOSTER CITY, CALIFORNIA (Address of principal executive offices)		94404 (Zip Code)
(650) 574-3000 (Registrant's telephone number, including area code)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

    On December 21, 2001, Gilead Sciences, Inc ("Gilead", the "Company" or "we") completed the sale of its oncology assets, pipeline of clinical stage oncology products and related intellectual property, as well as Gilead's Boulder, Colorado operations, including clinical research and drug development personnel, infrastructure and facilities, to OSI Pharmaceuticals, Inc. ("OSI"). The pipeline of clinical candidates includes NX211 (liposomal lurtotecan), GS7836 (a nucleoside analogue) and GS7904L (a liposomal thymidylate synthase inhibitor). As consideration, Gilead received $130.0 million in cash and 924,984 shares of OSI common stock valued at approximately $38.8 million as of December 21, 2001. The number of shares issued to Gilead was determined by dividing $40.0 million by the average closing sale price of OSI common stock for the 5 days preceding December 21, 2001. OSI is also required to pay to Gilead up to an additional $30.0 million in either cash or a combination of cash and OSI common stock if certain milestones related to the development of NX211 are achieved by OSI. Based upon the December 21, 2001 estimated carrying value of the oncology assets sold, liabilities assumed and estimated costs and expenses expected to be incurred in connection with the transaction, the Company anticipates that it will record a transaction gain of approximately $155.4 million (net of $2.0 million alternative minimum tax) in the fourth quarter of 2001. The anticipated gain is subject to adjustment (if any) based on the final determination of the net asset value of the assets sold and the liabilities assumed at December 21, 2001, as well as the associated transaction costs. The carrying value of the transferred assets relates primarily to certain property and equipment. OSI Pharmaceuticals assumed all of Gilead's oncology related clinical and preclinical obligations, as well as various lease obligations.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

    (b) Pro forma financial information. On December 21, 2001, Gilead completed the sale of its oncology assets, pipeline of clinical stage oncology products and related intellectual property, as well as Gilead's Boulder, Colorado operations, including clinical research and drug development personnel, infrastructure and facilities, to OSI. The pipeline of clinical candidates includes NX211 (liposomal lurtotecan), GS7836 (a nucleoside analogue) and GS7904L (a liposomal thymidylate synthase inhibitor). As consideration, Gilead received $130.0 million in cash and 924,984 shares of OSI common stock valued at approximately $38.8 million as of December 21, 2001. The number of shares issued to Gilead was determined by dividing $40.0 million by the average closing sale price of OSI common stock for the 5 days preceding December 21, 2001. OSI is also required to pay to Gilead up to an additional $30.0 million in either cash or a combination of cash and OSI common stock if certain milestones related to the development of NX211 are achieved by OSI. Based upon the December 21, 2001 estimated carrying value of the oncology assets sold, liabilities assumed and estimated costs and expenses expected to be incurred in connection with the transaction, the Company anticipates that it will record a transaction gain of approximately $155.4 million (net of $2.0 million alternative minimum tax) in the fourth quarter of 2001. The anticipated gain is subject to adjustment (if any) based on the final determination of the net asset value of the assets sold and the liabilities assumed at December 21, 2001, as well as the associated transaction costs. The carrying value of the transferred assets relates primarily to certain property and equipment. OSI Pharmaceuticals assumed all of Gilead's oncology related clinical and preclinical obligations, as well as various lease obligations.

    The unaudited pro forma condensed consolidated balance sheet as of September 30, 2001 is presented as if the transaction had occurred as of that date. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2000 and the nine months ended September 30, 2001 are presented as if the transaction had occurred January 1, 2000 and January 1, 2001, respectively.

    The pro forma adjustments represent, in the opinion of management, all adjustments necessary to present the Company's pro forma results of operations and financial position in accordance with

Article 11 of SEC Regulation S-X and are based upon available information and certain assumptions considered reasonable under the circumstances.

    The oncology activities were not a reportable segment of Gilead. The pro forma statements of operations to be disposed include only the direct expenses related to oncology activities. While Gilead maintained separate accounts to capture these direct research and development and direct general and administrative costs of the oncology activities, we did not allocate corporate services, information services, selling, other marketing, or general and administrative expenses to the oncology activities. The expenses disclosed as those related to the oncology activities are not necessarily indicative of the expenses that would have been incurred had the oncology activities operated on a stand-alone basis.

    The unaudited pro forma condensed consolidated financial statements should be read in conjunction with Gilead's unaudited condensed consolidated financial statements and notes thereto included in the Company's quarterly report on Form 10-Q for the period ended September 30, 2001 and the audited consolidated financial statements and notes thereto included in the Company's annual report on Form 10-K for the year ended December 31, 2000. The pro forma information may not necessarily be indicative of what the Company's results of operations or financial position would have been had the transaction been in effect as of and for the periods presented, nor is such information necessarily indicative of the Company's results of operations or financial position for any future period or date.

GILEAD SCIENCES, INC.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
(unaudited)
(in thousands, except share and per share amounts)

	September 30, 2001
	Historical	Oncology- related assets and liabilities disposed		Pro forma adjustments			Pro forma
Assets
Current assets:
Cash and cash equivalents	$37,346	$			$130,000	A	$167,346
Marketable securities	403,208				38,850	A	442,058
Accounts receivable	59,402						59,402
Inventories	31,207						31,207
Prepaid expenses and other	13,444						13,444

Total current assets	544,607				168,850		713,457
Property, plant and equipment, net	62,925		(7,240)				55,685
Other noncurrent assets	25,403		(650)				24,753

	$632,935		$(7,890)		$168,850		$793,895

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$15,261		$(970)	$			$14,291
Accrued clinical and preclinical expenses	16,374		(1,100)				15,274
Accrued compensation and employee benefits	14,904				300	B	15,204
Other accrued liabilities	18,839				5,355	C	24,194
Deferred revenue	3,899						3,899
Long-term obligations due within one year	2,467		(550)				1,917

Total current liabilities	71,744		(2,620)		5,655		74,779
Long-term deferred revenue	7,405						7,405
Accrued litigation settlement expenses	4,895						4,895
Long-term obligations due after one year	752		(275)				477
Convertible subordinated notes	250,000						250,000
Commitments and contingencies
Stockholders' equity:
Common stock, par value $.001 per share; 500,000,000 shares authorized; 95,502,573 shares issued and outstanding	96						96
Additional paid-in capital	876,913				2,800	B	879,713
Accumulated other comprehensive income	6,445						6,445
Deferred compensation	(1)						(1)
Accumulated deficit	(585,314)				155,400	D	(429,914)

Total stockholders' equity	298,139				158,200		456,339

	$632,935		$(2,895)		$163,855		$793,895

See notes to pro forma condensed consolidated financial statements.

GILEAD SCIENCES, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except per share amounts)

	Nine months ended September 30, 2001
	Historical	Oncology-related activities disposed	Pro forma
Revenues:
Product sales, net	$131,336	$—	$131,336
Royalty revenue, net	16,982	—	16,982
Contract revenue	7,794	—	7,794
Contract revenue—SAB 101	3,326	—	3,326

Total revenues	159,438	—	159,438
Costs and expenses:
Cost of goods sold	30,586	—	30,586
Research and development	140,952	18,580	122,372
Selling, general and administrative	83,665	4,840	78,825

Total costs and expenses	255,203	23,420	231,783

Loss from operations	(95,765)	(23,420)	(72,345)
Gain on sale of unconsolidated affiliate	8,754	—	8,754
Interest income	20,195	—	20,195
Interest expense	(10,482)	—	(10,482)

Loss before provision for income taxes, equity in loss of unconsolidated affiliate and cumulative effect of change in accounting principle	(77,298)	(23,420)	(53,878)
Provision for income taxes	967	—	967
Equity in loss of unconsolidated affiliate	2,130	—	2,130

Loss before cumulative effect of change in accounting principle	$(80,395)	$(23,420)	$(56,975)

Basic and diluted net loss per common share:
Loss before cumulative effect of change in accounting principle—basic and diluted	$(0.85)		$(0.60)

Shares used in per share calculation—basic and diluted	94,822		94,822

See notes to pro forma condensed consolidated financial statements.

GILEAD SCIENCES, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except per share amounts)

	Year ended December 31, 2000
	Historical	Oncology-related activities disposed	Pro forma
Revenues:
Product sales, net	$149,709	$—	$149,709
Royalty revenue, net	24,591	—	24,591
Contract revenue	18,315	—	18,315
Contract revenue—SAB 101	2,940	—	2,940

Total revenues	195,555	—	195,555
Costs and expenses:
Cost of goods sold	33,512	—	33,512
Research and development	131,568	18,360	113,208
Selling, general and administrative	82,793	5,010	77,783

Total costs and expenses	247,873	23,370	224,503

Loss from operations	(52,318)	(23,370)	(28,948)
Interest income	17,634	—	17,634
Interest expense	(4,365)	—	(4,365)

Loss before provision for income taxes, equity in loss of unconsolidated affiliate and cumulative effect of change in accounting principle	(39,049)	(23,370)	(15,679)
Provision for income taxes	1,199	—	1,199
Equity in loss of unconsolidated affiliate	2,858	—	2,858

Loss before cumulative effect of change in accounting principle	$(43,106)	$(23,370)	$(19,736)

Basic and diluted net loss per common share:
Loss before cumulative effect of change in accounting principle—basic and diluted	$(0.47)		$(0.22)

Shares used in per share calculation—basic and diluted	91,050		91,050

See notes to pro forma condensed consolidated financial statements.

Notes to Pro Forma Condensed Consolidated Financial Statements

    Basis of Presentation

    The unaudited pro forma condensed consolidated financial statements present financial information for the Company giving effect to the sale of the Company's oncology assets, pipeline of clinical stage oncology products and related intellectual property, as well as Gilead's Boulder, Colorado operations, including clinical research and drug development personnel, infrastructure and facilities, to OSI, which was effective as of December 21, 2001. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2001 is presented as if the transaction occurred on that date. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2001 and for the year ended December 31, 2000 are presented as if the transaction had occurred January 1, 2001 and January 1, 2000, respectively.

    Unaudited Pro Forma Consolidated Financial Adjustments

A)
Reflects the sale to OSI of our oncology activities for total cash proceeds of $130.0 million and 924,984 shares of OSI common stock, valued at approximately $38.8 million as of December 21, 2001. The adjustments do not include $30 million in either cash or a combination of cash and OSI common stock which may become payable to Gilead upon the achievement of certain milestones by OSI. We will recognize this $30 million only if the milestones that relate to the development of NX211 are achieved.

B)
The pro forma adjustments to accrued compensation and additional paid-in capital reflect estimated employee termination costs.

C)
The other accrued liabilities pro forma adjustment reflects the estimated liability for costs and expenses related to this transaction and the estimated alternative minimum tax impact of $2.0 million.

D)
Included in pro forma accumulated deficit at September 30, 2001 is the resulting estimated $155.4 million gain (net of $2.0 million alternative minimum tax) to be recognized on the sale as if the sale occurred on September 30, 2001. This gain is reflected in the unaudited pro forma condensed consolidated balance sheet, but is not reflected in the unaudited pro forma condensed consolidated statements of operations included herein since it is a nonrecurring gain directly attributable to the transaction. The gain is expected to be reflected in Gilead's statement of operations for the year ended December 31, 2001.

Exhibits
Exhibit 2.1	Asset Purchase Agreement dated November 26, 2001
Exhibit 99.1	Press release dated November 26, 2001
Exhibit 99.2	Press release dated December 21, 2001

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the date indicated.

Dated: January 4, 2002

GILEAD SCIENCES, INC. (Registrant)
By:	/s/ JOHN C. MARTIN John C. Martin, President and Chief Executive Officer

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  ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS
  ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
GILEAD SCIENCES, INC. PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (unaudited) (in thousands, except share and per share amounts)
GILEAD SCIENCES, INC. PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited) (in thousands, except per share amounts)
GILEAD SCIENCES, INC. PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited) (in thousands, except per share amounts)
  Notes to Pro Forma Condensed Consolidated Financial Statements
SIGNATURES